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                                                                    EXHIBIT 10.8



                              INVESTMENT AGREEMENT


GRAVITY Co., Ltd. (hereinafter referred to as "GRAVITY") and Sunny YNK Inc. (hereinafter referred to as "Sunny") hereby enter into this Investment Agreement (hereinafter referred to as this "Agreement") in connection with the Ragnarok online game (hereinafter referred to as the "Game") currently being serviced by GRAVITY as of the date of this Agreement.



ARTICLE 1.  PURPOSE


The purpose of this Agreement is to stipulate the rights and obligations of the parties hereto with respect to the investment by Sunny of a sum certain in the Game developed by GRAVITY and payment by GRAVITY of profits therefrom allocable to Sunny to the extent there is any profit from the commercialization of the Game.



ARTICLE 2.  DEFINITIONS


Terms herein are defined as follows:

1. "Investment Amount" means the amount Sunny must pay to GRAVITY in order to acquire the right to claim the right to allocate profit from GRAVITY under this Agreement.


2. "Game" means "Ragnarok Online Game," a massively multiplayer online role-playing game (MMORPG), and "Ragnarok Package Game", which were developed by, and all of whose intellectual properties are owned by, GRAVITY.


3. "Commercialization" means the point at which the users of the Game are charged a fee for the use of the Game.


4. "Profit Allocation" means the division between GRAVITY and Sunny of the Net Sales arising from the Commercialization of the Game based on a fixed percentage.


5. "Gross Sales" means the total amount of sales and usage fees that have been collected from the charges made to online users of the Game on a pay-per-use basis or the sale of the CDs of the Game.


6. "Net Sales" means the amount remaining after deducting the Total Cost described in clause 7 below from the Gross Sales described in clause 5 above, provided that the Net

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     Sales shall be deemed to exist only if there is any amount remaining after deducting the Total Cost from the Gross Sales.


7. "Total Cost" means the sum of the following costs incurred in connection with providing the Game to online users:

     a.   Value-added tax (VAT);

     b. Costs payable to third parties related to the imposition and collection of usage fees;

     c. Costs payable to online and offline agents, subscription promoters and other individuals and corporations) that solicit or represent the paying users (hereinafter referred to as "Agents";

     d. Costs incurred in paying for claims by users or Agents of indemnity, compensation, and/or refund, and related expenses, pursuant to relevant law or regulations;

     e. Costs incurred in exchanging foreign currencies, to the extent necessary;

     f. Production costs for the production of CDs, instruction manuals and promotional materials following the Commercialization of the Game, to the extent that such materials are sold for a price.

     g. Costs related to the deposit or payment of money, to the extent required by law;

     h. Premiums payable under insurance policies, to the extent required by law;

     i. Costs payable to third parties in connection with overseas exports (excluding costs related to overseas publicity, exhibition, advertising, etc.); and

     j.   Costs agreed upon in writing by the parties.


8. "Affiliates" means entities in which GRAVITY holds 20% or more in equity interest or entities the largest shareholder of Gravity holds 10% or more in equity interest.


9. "Marketing" means advertising, promotions and other events conducted locally and abroad in connection with the sale and servicing of the Game, promotion of its brand recognition and the increase of its users.



ARTICLE 3.  TERM OF AGREEMENT

This Agreement shall be effective as of the date of this Agreement for a term of 36 months following the Commercialization, provided that this Agreement shall automatically terminate if there parties do not have a written agreement to extend its term at least one month prior to the expiration of its term.



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ARTICLE 4.  RIGHTS TO THE GAME


1. GRAVITY shall exclusively hold all intellectual property rights to the Game, including the rights to develop programs, sell and use.


2. GRAVITY shall hold the rights to operate and manage the exclusive rights related to the Game, including the selling and marketing rights, and shall grant to Sunny to the exclusive domestic selling rights for the term of this Agreement.


3. GRAVITY is duly authorized to distribute freely to an unspecified number of users products that use GRAVITY's intellectual property rights, including trademarks.



ARTICLE 5.  TRANSFER OF RIGHTS, ETC.


1. GRAVITY may transfer to its Affiliates the whole or part of its Game-related domestic and overseas selling rights.


2. Each party hereto may transfer to third parties the whole or part of its respective rights and obligations hereunder and, to the extent not in conflict with the rights of the other party specified herein, enter into similar agreements with third parties, provided that such party shall give written notice to the other party and such other party shall affirmatively cooperate with any such transfer of rights of obligations.


3. In the case of a transfer of rights as specified in paragraph 2 above, the third party shall be deemed as substituting the transferring party with respect to all related rights and obligations.



ARTICLE 6.  INVESTMENT AMOUNT


The Investment Amount payable hereunder by Sunny to GRAVITY shall consist of KRW 6,550,000,000 in cash and 150,000 shares of Sunny (calculated to be KRW 450 million in value based on a per share value of KRW3,000), for a total amount of KRW 7 billion won. The Investment Amount shall be paid to GRAVITY as follows:


a. KRW 1,750,000,000, which has been paid pursuant to the Marketing Service Agreement (hereinafter referred to as "Old Agreement") dated December 19, 2001 by and between GRAVITY and Sunny;


b. KRW 1,750,000,000, payable within seven (7) days from the date of this Agreement;


c.   The Sunny shares to be delivered by March 15, 2002;


d.   KRW 2,050,000,000, payable by March 31, 2002; and


e.   KRW 1,000,000,000, payable by April 30, 2002.


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ARTICLE 7.  OPENING AND MANAGEMENT OF THE DOMESTIC RECEIVING ACCOUNT AND PROFIT


ALLOCATION


1. The parties shall open a bank account (hereinafter referred to as the "Receiving Account") in Sunny's name, for the purpose of collecting online usage fee from customers and managing revenues generated from the sale of CDs of the Game.


2. The parties shall jointly hold all rights to the Receiving Account, including the right to draw money therefrom.

3. After the Commercialization of the Game, Sunny shall pay GRAVITY 50% of the monthly Net Sales out of the cash and cash equivalents actually deposited into the Receiving Account until the total amount of such payments becomes equal to the Investment Amount described in Article 6.


4. From the day following the full repayment of the Investment Amount described in Article 6 as a result of the Profit Allocation and until the termination of this Agreement, Sunny shall pay Gravity an amount equal to 80% of all domestic Net Sales based on the domestic Commercialization of the Game.


5. Sunny shall settle its account at the end of each month and pay GRAVITY by tenth day of the following month the amount of Profit Allocation, provided that the cumulative settlement shall be made at the end of each fiscal year (December 31).





ARTICLE 8. OPENING AND MANAGEMENT OF THE OVERSEAS RECEIVING ACCOUNT AND EARNINGS


SHARING


1. GRAVITY shall open a bank account (hereinafter referred to as the "Overseas Receiving Account") to collect and manage the revenues collected from overseas customers.


2. GRAVITY shall pay Sunny 50% of the overseas monthly Net Sales out of the cash and cash equivalents actually deposited into the Overseas Receiving Account until the total amount of such payment becomes equal to the Investment Amount described in Article 6.


3. From the day following the full repayment of the Investment Amount described in Article 6 as a result of the Profit Allocation and until the termination of this Agreement, GRAVITY shall pay Sunny an amount equal to 10% of all overseas Net Sales based on the overseas Commercialization of the Game.


4. GRAVITY shall settle its account at the end of each month and pay Sunny by the tenth day of the following month the amount of Profit Allocation, provided that the cumulative settlement shall be made at the end of each fiscal year (December 31).


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ARTICLE 9.  EXPENDITURE FOR MARKETING COSTS


From the first day of the month following the month in which Sunny fully repays the Investment Amount described in Article 6 as a result of the Profit Allocation and until the termination of this Agreement, Sunny shall use at least 15% of the monthly domestic and overseas Profit Allocation as marketing costs.



ARTICLE 10.  OBLIGATIONS OF GRAVITY


GRAVITY undertakes to cooperate in good faith upon the receipt of the following requests from Sunny:


a.   Prior notice as to the status of marketing;


b. Provision of information relating to the details of the market costs used out of the Investment Amount;


c. Access to the information relating to the Gross Sales, Total Cost, and Net Sales.



ARTICLE 11.  OBLIGATIONS OF SUNNY


1. In the event that Sunny conducts marketing of the Game using the marketing cost described in Article 9, Sunny shall do so based on prior consultation with GRAVITY on all matters, including the scope and target, and, if GRAVITY requests information relating to the marketing activities and costs related thereto, shall provide such information to GRAVITY.


2. In the event that Sunny undertakes publicity campaigns (in the form of newspaper and broadcasting advertisements, etc.) as part of marketing for the Game, Sunny shall do so after receiving prior written consent from GRAVITY and disclose to the customers that GRAVITY is the provider of the Game.



ARTICLE 12.  RESOLUTION OF DISPUTES WITH THIRD PARTIES


1. If legal disputes arise from this Agreement due to reasons attributable to either party hereto, such party shall resolve such disputes at its own costs and liability.


2. If a third party makes provisional attachment or attachment to any Receiving Account, each party shall immediately notify the other party of such fact and take all steps necessary to protect the rights of such other party, including with respect to the dismissal of such provisional attachment or attachment.


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ARTICLE 13.  LIMITATION ON THE USE OF INVESTMENT AMOUNT


GRAVITY shall use the Investment Amount paid by Sunny for general working capital and may not, without prior written approval from Sunny, provide such Investment Amount as security to third parties.



ARTICLE 14. REQUEST FOR CURE OF CONTRACTUAL BREACH


If either party breaches this Agreement, the non-defaulting party may request a cure of such breach within seven business days and the defaulting party shall immediately so cure.



ARTICLE 15. TERMINATION OF AGREEMENT


1. Either party may terminate this Agreement without further notice, in the event of the following:


     a. If such party fulfills its obligations but the other party breaches its obligations hereunder due to its own fault and fails to cure such breach within seven business days as described in Article 14;


     b. If such party becomes subject to payment suspension, liquidation, composition, corporate reorganization and bankruptcy proceedings or similar events;


     c. If the performance of this Agreement becomes impossible because the material assets of such party necessary for the performance of this Agreement becomes subject to orders such as provisional attachment, injunction, attachment, repossession, public sale or the commencement of auction; or


     d. If the performance of this Agreement becomes impossible because such party becomes subject to regulatory action related to this Agreement such as business suspension, cancellation of business license and criminal sanction.


2. The termination of this Agreement shall take effect on the date of transmittal in writing of the intent to terminate.



ARTICLE 16.  COMPENSATION OF DAMAGES


1. If this Agreement is terminated due to reasons attributable to GRAVITY, GRAVITY shall compensate Sunny as follows:


     a. If this Agreement is terminated before the Commercialization, GRAVITY shall return to Sunny, within seven business days from the effective date of termination, the

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          Investment Amount described in Article 6, plus an amount equal to 30%
          of the Investment Amount.


     b. If this Agreement is terminated after the Commercialization, GRAVITY shall pay to Sunny, within seven business days from the effective date of termination, the Investment Amount described in Article 6 net of the Profit Allocation already paid to Sunny pursuant to Articles 7-3, 7-4, 8-2 and 8-3, plus an amount equal to 30% of the Investment Amount described in Article 6.


2. If this Agreement is terminated due to reasons attributable to Sunny, Sunny shall compensate GRAVITY, as follows:


     a. If this Agreement is terminated before the Commercialization, Sunny shall acknowledge an amount equal to 30% of the Investment Amount described in Article 6, which is already paid to GRAVITY, as damages to GRAVITY and shall not make claim for its return.


     b. If this Agreement is terminated after the Commercialization, Sunny shall acknowledge an amount equal to 30% of the Investment Amount described in Article 6, which is already paid to GRAVITY, as damages to GRAVITY and return to GRAVITY the Profit Allocations already paid by GRAVITY within seven business days from the effective date of termination.


3. Notwithstanding clauses 1 and 2 above, if the amount of actual damages exceeds the amounts described in such clauses, the party at fault shall compensate the other party for the amount of actual damages.



ARTICLE 17.  FORCE MAJEURE


Neither party shall be held liable to the other party for the non-performance or delayed performance of this Agreement due to force majeure events such as war, riots, flood, earthquakes or government actions.



ARTICLE 18.  CONFIDENTIALITY


1. The parties shall keep confidential the other party's technological and business secrets provided or acquired from the other party in connection with this Agreement, and shall not divulge to third parties without such other party's written consent.


2. This provision shall remain in effect for three years following the expiration or termination of this Agreement.


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ARTICLE 19.  INTERPRETATION OF AGREEMENT


Matters not stipulated herein or disagreements over the interpretation of this Agreement shall be resolved through mutual agreement of the parties.



ARTICLE 20.  AGREED JURISDICTION


The parties shall endeavor to amicably resolve disagreements or disputes arising in connection with this Agreement or the performance hereof by, provided that where such disagreements or disputes cannot be amicably resolved, they will be adjudicated at the local court having jurisdiction over GRAVITY.



ARTICLE 21.  EFFECTIVENESS OF AGREEMENT


This Agreement shall be effective as of the date of signing or sealing hereof by both parties.



ARTICLE 22.  AMENDMENT OF AGREEMENT


This Agreement may be modified or amended by written mutual agreement of the parties.



ARTICLE 23.  DUTY TO EXERCISE GOOD FAITH AND COOPERATE


The parties undertake to carry out the terms and conditions herein in good faith and shall fully cooperate to ensure smooth operation of the business for the term of this Agreement.



ARTICLE 24.  EFFECTIVENESS OF THE OLD AGREEMENT


This Agreement shall take precedence over the Old Agreement dated December 19, 2001. Any provision of the Old Agreement that conflicts with the provisions hereof shall cease to be effective upon the execution of this Agreement.



ARTICLE 25.  MISCELLANEOUS


1.   Matters not specified herein shall follow general business customs.


2. All notices, claims or requests for payment in connection with this Agreement shall be in writing.


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As evidence of voluntary entry into this Agreement, the parties shall prepare and execute two copies of this Agreement, and each party shall keep one executed copy hereof.


February 19, 2002

"GRAVITY"

Corporate Name: GRAVITY Co., Ltd.

Address: 620-2, Shinsa-dong, Gangnam-gu, Seoul

Representative Director: Kim Hak-gyu /seal/



"Sunny"

Corporate Name: Sunny YNK Inc.

Address: 48-7, Munpyeong-dong, Daedeok-gu, Daejeon

Representative Director: Yoon Yeong-seok /seal/